EXHIBIT 10.1

CONSENT SOLICITATION STATEMENT

SPECIAL DEVICES, INCORPORATED

Solicitation of Consents to Proposed Amendments to
the Indenture Governing

11 3/8% SENIOR SUBORDINATED NOTES DUE 2008, SERIES A
11 3/8% SENIOR SUBORDINATED NOTES DUE 2008, SERIES B
(CUSIP No. 847409AC3)

This Consent Solicitation, as defined below, will expire on the earlier of: (i) the date on which the Requisite Consents, as defined below, have been received, or (ii) 5:00 p.m., New York City time, on May 27, 2005, or such later time and date to which the Consent Solicitation is extended (such time and date, the “Expiration Date”).  Consents may be revoked at any time on or prior to the Expiration Date, but not thereafter.  Provided SDI obtains the Requisite Consents, SDI intends to execute the Supplemental Indenture, as defined below, containing the Proposed Amendments, as defined below, on or promptly following the Expiration Date.

Special Devices, Incorporated, a Delaware corporation (“SDI”), is furnishing this Consent Solicitation Statement (as the same may be amended or supplemented from time to time, the “Statement”) and the accompanying form of the Letter of Consent (the “Consent” and, together with the Statement and other documents related to the Consent Solicitation, as defined below, the “Consent Documents”) to the holders of record (each, a “Holder” and, collectively, the “Holders”) at the close of business on April 21, 2005 (the “Record Date”) of its outstanding 11 3/8% Senior Subordinated Notes due 2008, Series A and Series B (collectively, the “Senior Notes”), in connection with a solicitation (the “Consent Solicitation”) of Consents to certain proposed amendments (the “Proposed Amendments”) to the Indenture, dated as of December 15, 1998, as supplemented and amended by the First Supplemental Indenture, dated as of December 15, 1998, and the Second Supplemental Indenture, dated as of September 21, 2000 (collectively, the “Indenture”), among SDI Acquisition Corp., a Delaware corporation which merged into SDI on December 15, 1998 with SDI assuming all liabilities of SDI Acquisition Corp. under the Indenture as a surviving company, as Issuer, the Guarantors named in the Indenture and The Bank of New York, a New York banking corporation, as Successor Trustee (the “Trustee”).  All capitalized terms used herein but not defined in this Statement have the meaning ascribed to them in the Indenture.

The principal purpose of the Consent Solicitation is to eliminate SDI’s obligation under the Indenture to file Quarterly and Annual Reports on Form 10-Q and 10-K, respectively, and Current Reports on Form 8-K with the Securities and Exchange Commission (“SEC”).  See

The date of this Statement is April 26, 2005

“Proposed Amendments to the Indenture” for a description of the Proposed Amendments.  See “Certain Significant Considerations” for a discussion of certain factors that should be considered in evaluating the consequences of the adoption of the Proposed Amendments.

The written consent of the Holders of at least a majority in the principal amount of the outstanding Senior Notes (the “Requisite Consents”) is required pursuant to the terms of the Indenture for the Proposed Amendments to be approved and binding on the Holders or any subsequent holder of the Senior Notes.  Only Holders of the Senior Notes as of the close of business on the Record Date, as reflected in the records of the Trustee, are eligible to consent to the Proposed Amendments.  As of the Record Date, $73,594,000 in aggregate principal amount of the Senior Notes was outstanding.  SDI will accept all properly completed, executed and dated Consents received by the Depositary, as defined below, on or prior to the Expiration Date.

In the Consent Solicitation, SDI is seeking Consents to all of the Proposed Amendments to the Indenture as a single proposal.  Accordingly, any Consent purporting to consent only to some of the Proposed Amendments shall constitute the Holder’s approval of all of the Proposed Amendments.  Provided SDI receives the Requisite Consents, the Proposed Amendments will be effected by a third supplemental indenture (the “Supplemental Indenture”) attached hereto as Appendix A.  On or promptly following the Expiration Date and upon receipt of the Requisite Consents, SDI intends to execute the Supplemental Indenture containing the Proposed Amendments.  If the Consent Solicitation is terminated or withdrawn, the Indenture will remain in effect in its present form.

SDI appointed the Trustee as depositary (the “Depositary”) for Consents with respect to the Consent Solicitation and SDI will act as information agent (the “Information Agent”) with respect to the Consent Solicitation.

Neither SDI nor the Trustee makes any recommendation as to whether or not Holders should deliver Consents to the Proposed Amendments in response to the Consent Solicitation.

IMPORTANT INFORMATION

Any Holder desiring to consent to the Proposed Amendments should complete and sign the Consent (or a facsimile thereof) in accordance with the instructions set forth in the Consent Documents and mail or deliver such manually signed Consent (or such manually signed facsimile thereof) and any other documents required by the Consent Documents to the Depositary at the address set forth on the back cover of this Statement.  Beneficial owners whose Senior Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to deliver Consents with respect to the Senior Notes so registered and instruct the nominee to deliver Consents on the beneficial owner’s behalf.  See “Procedures for Delivering Consents.”

The Depositary Trust Company (“DTC”) participants that hold the Senior Notes on behalf of beneficial owners of the Senior Notes through DTC are authorized to consent to the Proposed Amendments as if they were Holders.  To effect a consent, DTC participants should follow the procedures set forth in “Procedures for Delivering Consents.”  Holders delivering Consents will not be obligated to pay fees, commissions or other expenses of the Depositary.

Requests for additional copies of the Consent Documents and questions and requests for assistance relating to the Consent Documents may be directed to the Information Agent at the address and telephone number set forth on the back cover of this Statement.  Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee to obtain additional copies of the Consent Documents.

This Statement does not constitute a solicitation of Consents in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable federal securities or blue sky laws.  The delivery of this Statement shall not under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or in any attachments hereto or in the affairs of SDI or any of its affiliates since the date hereof.

The Statement is accompanied by a copy of SDI’s Annual Report on Form 10-K for the fiscal year ended October 31, 2004 and a copy of SDI’s Quarterly Report on Form 10-Q for the quarter ended January 30, 2005, which are incorporated by reference into this Statement, and a copy of SEC comment letters and SDI’s responses dated March 17, 2005 and March 31, 2005, respectively.

No person has been authorized to give any information or to make any representation not contained in this Statement, or incorporated by reference into this Statement, and, if given or made, such information or representation may not be relied upon as having been authorized by SDI or the Trustee.

This Statement has not been approved or disapproved by the SEC or any state securities commission nor has the SEC or any state securities commission passed upon the fairness or merits of such transaction nor upon the accuracy or adequacy of the information contained in the Consent Documents.  Any representation to the contrary is unlawful.

This Consent Solicitation is made subject to the terms and conditions set forth in the Consent Documents.  The Consent Documents contain important information which should be read carefully before any decision is made with respect to the Consent Solicitation.

TABLE OF CONTENTS

Summary
Available Information
Documents Incorporated by Reference
Statement Regarding Forward-Looking Statements
SDI
Purpose and Background of the Consent Solicitation
Proposed Amendments to the Indenture
Certain Significant Considerations
Principal Terms of the Consent Solicitation
General
Requisite Consents
Record Date
Expiration; Extension; Amendment; Termination
Effective Date of the Proposed Amendments
Procedures for Delivering Consents
General
Determination of Validity
Revocation of Consents
United States Federal Income Tax Considerations
Depositary and Information Agent
Fees and Expenses
Miscellaneous
Appendix A —Supplemental Indenture

v

SUMMARY

The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the information appearing elsewhere or incorporated by reference in the Consent Documents.  Each of the capitalized terms used in this Summary and not defined herein has the meaning set forth elsewhere in this Statement or in the Indenture.

Company	Special Devices, Incorporated.

Senior Notes	11 3/8% Senior Subordinated Notes due 2008, Series A and Series B, of which $73,594,000 in aggregate principal amount was outstanding as of the Record Date.

Consent Solicitation

SDI is seeking Consents from the Holders to the Proposed Amendments to the Indenture. Each Holder who consents to the Proposed Amendments by delivering Consents in accordance with the procedures set forth in the Consent Documents on or prior to the Expiration Date shall be deemed to have validly consented to the Proposed Amendments. See “Principal Terms of the Consent Solicitation.”

Expiration Date

The Consent Solicitation will expire on the earlier of: (i) the date on which the Requisite Consents have been received, or (ii) 5:00 p.m., New York City time, on May 27, 2005, or such later time and date to which the Consent Solicitation is extended.

Purpose of the Consent Solicitation

The principal purpose of the Consent Solicitation is to eliminate SDI’s obligation to file with the SEC Quarterly and Annual Reports on Form 10-Q and Form 10-K, respectively, and Current Reports on Form 8-K.

Proposed Amendments

If the Consent Solicitation is consummated, Sections 4.12 and 13.02 of the Indenture will be amended by (i) deleting SDI’s obligation to file periodic and current reports with the SEC and providing that quarterly and annual reports, which will contain certain financial and other information required to be included in the periodic reports filed with the SEC, will be sent to the Trustee and holders of the Senior Notes and (ii) updating certain contact information, respectively. For a detailed description of the Proposed Amendments to the Indenture, see “Proposed Amendments to the Indenture.”

Requisite Consents	The written consent of the Holders of at least a majority in the principal amount of the outstanding Senior Notes is required to adopt the Proposed Amendments.

Effect of Proposed Amendments on Senior Notes

If the Requisite Consents are received and the Proposed Amendments become effective, holders of the Senior Notes will no longer have the benefit of receiving copies of or otherwise having access to the periodic and current reports on Forms 10-K, 10-Q and 8-K that SDI is required to file with the SEC as of the date hereof. If the Proposed Amendments are approved by Holders of the Senior Notes, the quarterly and annual reports that SDI will continue sending to the Trustee and holders of the Senior Notes will contain less information than the periodic reports that SDI has been filing with the SEC in compliance with Section 4.12 of the Indenture. See “Certain Significant Considerations” for considerations relevant to the Consent Solicitation.

Conditions of the Consent Solicitation

SDI reserves the right to: (i) extend or amend the Consent Solicitation at any time on or prior to the Expiration Date; or (ii) terminate the Consent Solicitation prior to the effectiveness of the Proposed Amendments. See “Principal Terms of the Consent Solicitation.”

Procedures for Delivering Consents	Consents and any other required documents should be sent to the Depositary in accordance with the instructions set forth in the Consent Documents. See “Procedures for Delivering Consents.”

Revocation Rights

Consents may be revoked at any time on or prior to the Expiration Date, but not thereafter. To validly revoke Consents delivered in connection with the Consent Solicitation, Holders must follow the procedures set forth in “Revocation of Consents.”

Federal Income Tax Consequences

For a discussion of the United States federal income tax considerations of the Consent Solicitation, see “United States Federal Income Tax Considerations.” Each Holder should consult with the Holder’s own tax advisors for a full understanding of the tax consequences of the Consent Solicitation.

Depositary	The Trustee is serving as Depositary in connection with the Consent Solicitation. Its contact information appears on the back cover of this Statement.

Information Agent

SDI is serving as Information Agent in connection with the Consent Solicitation. Requests for additional copies of and questions related to the Consent Documents should be directed to the Information Agent. Its contact information appears on the back cover of this Statement.

AVAILABLE INFORMATION

SDI is not subject to the information and reporting requirement of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  However, SDI has been filing Annual, Quarterly and Current Reports on Form 10-K, 10-Q and 8-K, respectively, and other information with the SEC in compliance with Section 4.12 of the Indenture.  Such reports and other information (including the documents incorporated by reference into this Statement) may be inspected and copied at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room.  SDI’s filings with the SEC are also available at the Internet site http://www.sec.gov maintained by the SEC.  Except as indicated below, information on this website is not and should not be considered part of the Statement and is not incorporated by reference into this Statement.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed by SDI with the SEC since October 31, 2004 are incorporated into this Statement by reference:

•                  Annual Report on Form 10-K for the fiscal year ended October 31, 2004;

•                  Quarterly Report on Form 10-Q/A for the quarter ended August 1, 2004;

•                  Current Report on Form 8-K dated January 31, 2005; and

•                  Quarterly Report on Form 10-Q for the quarter ended January 30, 2005.

All documents subsequently filed by SDI prior to the expiration or termination of the Consent Solicitation shall be deemed to be incorporated by reference into this Statement and to be a part hereof.  Any statement contained in this Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes any such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Statement.

The Statement is accompanied by a copy of SDI’s Annual Report on Form 10-K for the fiscal year ended October 31, 2004 and a copy of SDI’s Quarterly Report on Form 10-Q for the quarter ended January 30, 2005, which are incorporated by reference into this Statement, and a copy of SEC comment letters and SDI’s responses dated March 17, 2005 and March 31, 2005, respectively.

The Information Agent will provide without charge to each Holder to whom this Statement is delivered, upon the written or verbal request of such Holder, a copy of any and all documents incorporated by reference into this Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents).  Requests for such documents should be directed to the Information Agent at its address and telephone number set forth on the back cover of this Statement.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Except for any historical information contained herein, the matters discussed in this Statement (including the documents incorporated by reference) contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relating to SDI’s business are based on the beliefs of management as well as assumptions made by and information currently available to management.  For example, the words “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends” and similar expressions, as they relate to SDI’s operations, are intended to identify forward-looking statements.  Such statements reflect SDI’s current views with respect to future events and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected.  SDI does not intend to update these forward-looking statements.

SDI

SDI is a designer and manufacturer of highly reliable precision engineered pyrotechnic devices.  These devices are used predominantly in vehicle airbag and other automotive safety systems.  SDI’s primary products are initiators, which function like an “electrical match” to ignite the gas generating charge in an automotive airbag system.

SDI’s Automotive Products Division is an independent supplier of initiators sold to leading domestic and foreign automotive airbag system manufacturers.  Those manufacturers use SDI’s product in the assembly of integrated airbag safety systems, which they then sell to automobile original equipment manufacturers.  SDI’s Automotive Division accounted for virtually all of SDI’s consolidated net sales and assets as of and for the year ended October 31, 2004.

Following the expiration of certain noncompete agreements in select aerospace and military market segments, SDI has been developing internal capabilities for an emerging Aerospace Division to reenter these markets.  During the third quarter of 2004, SDI began bidding on contracts in these markets and during the fourth quarter of 2004 shipped a small commercial order under $0.1 million to a customer in these markets.  SDI expects to continue to pursue opportunities in this business.  SDI has been working on test units of a new product line called electronic ignition modules that will be sold to commercial mining and blasting customers worldwide.  The initial shipments to customers are expected in 2005.

SDI’s principal executive offices are located at 14370 White Sage Road, Moorpark, California  93021 and SDI’s phone number is (805) 553-1200.

PURPOSE AND BACKGROUND OF THE CONSENT SOLICITATION

The principal purpose of the Consent Solicitation is to eliminate SDI’s obligation under the Indenture to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K with the SEC.  Although SDI is not subject to the periodic reporting requirements set forth in Sections 13 or 15(d) of the Exchange Act, SDI has been preparing and filing with the SEC the foregoing periodic and current reports in order to comply with the requirements set forth in the Indenture.

In addition to filing periodic and current reports with the SEC, SDI is also subject to certain regulatory requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and SEC rules and regulations promulgated under the Sarbanes-Oxley Act.  With the enactment of the Sarbanes-Oxley Act, SDI’s costs of complying with the reporting obligations under the Exchange Act on the basis of SDI’s contractual obligations under the Indenture will become significant as consulting, accounting and legal costs increase significantly in light of new SEC rules and regulations promulgated under the Sarbanes-Oxley Act.  The cost of periodic reporting, including (i) filing Current Reports on Form 8-K to disclose an increased number of reportable events, and (ii) evaluating the effectiveness of and documenting SDI’s system of internal control over financial reporting and disclosure controls and procedures required by the SEC rules and regulations promulgated under the Sarbanes-Oxley Act, is burdensome to SDI, given SDI’s market capitalization and revenues, compared to larger public companies and will lead to significant increases in SDI’s annual accounting and legal costs.

SDI estimates that the annual costs of compliance with the foregoing requirements were at least $400,000 in fiscal 2004, which include the costs related to (i) annual audit and legal fees, (ii) SEC EDGAR printer costs, and (iii) time devoted by SDI’s staff to the preparation and filing of periodic and current reports with the SEC.

In addition, SDI estimates that one-time increased costs to document and test SDI’s system of internal control over financial reporting will be approximately between $450,000 to $700,000 in fiscal years 2005 and 2006.  These estimates include costs related to (i) the retention of consultants to review, expand and document the system of internal control over financial reporting and documentation procedures, (ii) the hiring of additional SDI staff or an additional professional to oversee the expanded process and documentation of internal control over financial reporting, and (iii) additional audit fees to be charged by SDI’s independent accountants during 2005 and 2006 to audit the new system of internal control.

In addition, SDI anticipates incurring increased annual costs to document and test internal control over financial reporting of approximately $300,000 on an annual ongoing basis, which costs include SDI’s internal staff time and expenses and increased audit fees related to internal control over financial reporting.

Since the enactment of the Sarbanes-Oxley Act, SDI has been weighing the increased costs and compliance burdens against the value to SDI, its stockholders and Holders of the Senior Notes of filing periodic and current reports with the SEC in order to satisfy SDI’s contractual obligations under the Indenture.  SDI does not have any class of equity securities registered under the Exchange Act.  There were only 7 Holders of the Senior Notes as of the

Record Date.  SDI believes that Holders of the Senior Notes may derive little benefit from SDI’s obligation to file periodic and current reports with the SEC.

In addition, management devotes a significant amount of time and attention to the preparation of the periodic and current reports required under the Exchange Act and to compliance with the SEC rules and regulations promulgated under the Sarbanes-Oxley Act.  Management believes this time could be spent more efficiently on operating SDI’s business and evaluating business opportunities.

Moreover, once filed with the SEC, periodic and current reports on Form 10-K, Form 10-Q and Form 8-K are publicly available and expose to the public a considerable amount of potentially sensitive information concerning SDI, including, but not limited to, SDI’s financial statements and notes to the financial statements.  SDI believes that the filing of such information with the SEC places SDI at a competitive disadvantage to its competitors that do not publicly file such information.

If SDI obtains the Requisite Consents and upon the execution of the Supplemental Indenture by SDI and the Trustee, SDI will no longer be required to file periodic and current reports with the SEC and will no longer be subject to many of the regulations imposed by the SEC pursuant to the Sarbanes-Oxley Act.  SDI will provide the Trustee and holders of the Senior Notes with quarterly and annual reports which will contain more limited information than the information provided in the periodic reports filed by SDI with the SEC.  See “Certain Significant Considerations.”

Compliance with rules and regulations promulgated by the SEC under the Sarbanes-Oxley Act and the preparation of periodic and current reports involve the above estimated costs and disclosure of certain sensitive information about SDI’s operations.  SDI expects that if the Proposed Amendments become effective, it will result in significant savings to SDI of the above estimated costs, will allow its management to spend more time on business matters that bear a direct relationship to SDI’s operations and profitability and will give SDI a competitive advantage over its publicly held competitors.  SDI believes that these savings and competitive advantages will ultimately benefit all holders of the Senior Notes.  SDI is, therefore, requesting that the Holders consent to the Proposed Amendments which would eliminate SDI’s obligation under the Indenture to file periodic and current reports with the SEC.  See “Proposed Amendments to the Indenture.”

PROPOSED AMENDMENTS TO THE INDENTURE

SDI is soliciting the Consents of the Holders to the Proposed Amendments and to the execution and delivery by SDI of the Supplemental Indenture which will effect the Proposed Amendments.  A copy of the Supplemental Indenture is provided as Appendix A to this Statement.  All statements herein regarding the substance of any provision of the Proposed Amendments, Supplemental Indenture and the Indenture are qualified in their entirety by reference to the Supplemental Indenture and the Indenture.  Copies of the Indenture are available upon request from the Information Agent at the address and telephone number set forth on the back cover of this Statement.  We urge you to read the text of the Supplemental Indenture in its entirety.

Generally, the Proposed Amendments (i) delete or modify the covenants contained in Section 4.12 of the Indenture relating to SDI’s obligation to file periodic and current reports with the SEC and provide copies of such reports to the Trustee and holders of the Senior Notes; and (ii) update the contact information provided in Section 13.02 of the Indenture.  See “Certain Significant Considerations” for a discussion of certain factors that should be considered in evaluating the consequences of the adoption of the Proposed Amendments.

Section 4.12 of the Indenture in effect as of the date thereof provides as follows:

Reports to Holders.  At all times from and after the earlier of (i) the date of the commencement of an Exchange Offer or the effectiveness of the Shelf Registration Statement (the “Registration Date”) and (ii) the date 180 days after the Issue Date, in either case, whether or not the Company is then required to file reports with the Commission, the Company will file with the Commission (to the extent accepted by the Commission) annual reports containing the information required to be contained in Form 10-K promulgated under the Exchange Act, quarterly reports containing the information required to be contained in Form 10-Q promulgated under the Exchange Act and from time to time such other information as is required to be contained in Form 8-K promulgated under the Exchange Act.  The Company will also be required (a) to supply the Trustee and each Holder of Securities, or supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company’s cost copies of such reports and documents to any prospective Holder of Securities promptly upon written request.  In addition, at all times prior to the earlier of the Registration Date and the date 180 days after the Issue Date, the Company will, at its cost, deliver to each Holder of the Securities quarterly and annual reports substantially equivalent to those that would be required by the Exchange Act.  Furthermore, at all times prior to the Registration Date, the Company will supply at the Company’s cost copies of such reports and documents to any prospective Holder of Securities promptly upon written request and as required by Rule 144A(d)(4) under the Securities Act.

If the Consent Solicitation is consummated, the text of Section 4.12, as amended by the Proposed Amendments, will provide as follows:

Reports to Holders.  The Company shall supply to the Trustee and each Holder of Securities, or supply to the Trustee for forwarding to each such

Holder, without cost to such Holder, (a) on a quarterly basis, no later than 45 days after the end of each of the first three fiscal quarters of each of the Company’s fiscal years during which the Securities remain outstanding, the information required by the following items of Form 10-Q as in effect on the effective date of this Third Supplemental Indenture (which incorporates by reference Regulations S-K and S-X of the Rules and Regulations of the Securities and Exchange Commission) in the form of: (1) a quarterly report which includes: (i) Item 2 of Part I of Form 10-Q; and (ii) Items 1, 2, 3 and 4 of Part II of Form 10-Q; and (2) unaudited quarterly financial statements which comply with the requirements of Item 1 of Part I of Form 10-Q; and (b) no later than 90 days after the end of each of the Company’s fiscal years during which the Securities remain outstanding, the information required by the following items of Form 10-K as in effect on the effective date of this Third Supplemental Indenture (which incorporates by reference Regulations S-K and S-X of the Rules and Regulations of the Securities and Exchange Commission) in the form of: (1) an annual report which includes: (i) Part I of Form 10-K, (ii) Items 6, 7, 7A and 9 of Part II of Form 10-K, and (iii) Part III of Form 10-K; and (2) audited financial statements which comply with the requirements of Item 8 of Part II of Form 10-K as well as unaudited annual financial statements of any unconsolidated subsidiaries or other entities if such separate financial statements would be required under Rule 3-09 of Regulation S-X as in effect on the effective date of this Third Supplemental Indenture, provided that, nothing contained herein shall require the Company to provide audited financial statements of such unconsolidated subsidiaries or other entities.  Notwithstanding any language to the contrary, nothing in this Section 4.12 shall require the Company or its auditors to comply with Item 4 of Part I of Form 10-Q or Item 9A of Part II of Form 10-K as in effect on the effective date of this Third Supplemental Indenture or to review the quarterly or annual reports described above unless such requirements are imposed under generally accepted accounting principles or other accounting pronouncements or are necessary in order for the auditors to provide an opinion on the Company’s financial statements.  In addition, the Company shall make available copies of such financial statements and reports to one or more market makers in fixed income securities.  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

If the Consent Solicitation is consummated, the contact information contained in Section 13.02 of the Indenture will be updated as provided in the Supplemental Indenture attached hereto as Appendix A.

In the Consent Solicitation, SDI is seeking Consents to all of the Proposed Amendments to the Indenture as a single proposal.  Accordingly, the delivery of the fully completed and executed Consent by a Holder pursuant to the Consent Documents shall constitute approval by such Holder of all of the Proposed Amendments.  Upon the receipt of the Requisite Consents with respect to the Proposed Amendments and the execution of the Supplemental Indenture, the Senior Notes will be subject to the terms of the Indenture as modified by the Supplemental Indenture.  If the Consent Solicitation is terminated, the Proposed Amendments will have no effect on the Senior Notes or the Holders.

CERTAIN SIGNIFICANT CONSIDERATIONS

The following considerations, in addition to the other information described elsewhere in this Statement, should be carefully considered by each Holder before deciding whether to consent to the Proposed Amendments.

If the Proposed Amendments become effective, certain covenants to be set forth in Section 4.12 of the Indenture, as described below, will be less restrictive and will afford less protection to Holders than the covenants contained in Section 4.12 of the Indenture as of the date hereof.  In particular, Section 4.12 of the Indenture will be amended to eliminate SDI’s obligation to file Quarterly and Annual Reports on Form 10-Q and Form 10-K, respectively, and Current Reports on Form 8-K with the SEC and to provide copies of such reports to the Trustee and holders of the Senior Notes.  As a result, the amount of information to be provided to holders of the Senior Notes upon the effectiveness of the Proposed Amendments will be less than the amount of information currently supplied by SDI and it will be more difficult for the holders of the Senior Notes to obtain information about SDI.  Because SDI will cease filing the foregoing periodic and current reports with the SEC, information about SDI that is required to be included in such reports will no longer be available at the SEC’s Internet site http://www.sec.gov.

SDI shall continue to provide to the Trustee and the holders of the Senior Notes the following information: (a) on a quarterly basis, no later than 45 days after the end of each of the first three fiscal quarters of SDI’s fiscal year, (i) unaudited financial statements and notes to financial statements as required by the SEC rules and regulations applicable to Item 1 of Part I of the Quarterly Report on Form 10-Q in effect on the date of the execution of the Supplemental Indenture; and (ii) a quarterly report which will contain management’s discussion and analysis of financial condition and results of operations and a description of SDI’s legal proceedings, unregistered sales of equity securities, defaults upon senior securities and matters submitted to the vote of SDI’s stockholders, as required by the SEC rules and regulations applicable to Item 2 of Part I and Items 1, 2, 3 and 4 of Part II, respectively, of the Quarterly Report on Form 10-Q in effect on the date of the execution of the Supplemental Indenture; and (b) no later than 90 days after the end of SDI’s fiscal year, (i) audited financial statements and notes to financial statements as required by the SEC rules and regulations applicable to Item 8 of Part II of the Annual Report on Form 10-K in effect on the date of the execution of the Supplemental Indenture and unaudited annual financial statements of any unconsolidated subsidiaries of SDI or other entities, the financial statements of which are not consolidated with those of SDI; and (ii) an annual report containing certain information as described below.

In addition, the foregoing annual report will include a description of SDI’s business, properties, legal proceedings, matters submitted to a vote of security holders, selected financial data, management’s discussion and analysis of financial condition and results of operations, quantitative and qualitative disclosures about the market risk, information about SDI’s directors, executive officers and beneficial owners and changes in and disagreements with accountants as required by the SEC rules and regulations applicable to Part I, Items 6, 7, 7A and 9 of Part II, and Part III of an Annual Report on Form 10-K in effect on the date of the execution of the Supplemental Indenture.  SDI also shall be required to provide copies of the foregoing financial statements and reports to at least one market maker in fixed income securities.

However, as a result of the Proposed Amendments, SDI shall no longer be under any obligation to provide holders of the Senior Notes with the following information:

(i)                                   quantitative and qualitative disclosures about the market risk for the first, second and third quarters of SDI’s fiscal year as required by Item 3 of Part I of the Quarterly Report on Form 10-Q;

(ii)                                a discussion of the market for SDI’s common equity, related stockholder matters and SDI’s purchases of equity securities as required by Item 5 of Part II of an Annual Report on Form 10-K in effect on the date of the execution of the Supplemental Indenture;

(iii)                             documents that are required to be filed as exhibits to the Quarterly Report on Form 10-Q and the Annual Report on Form 10-K by the applicable SEC rules and regulations;

(iv)                            audited annual financial statements of any unconsolidated subsidiary of SDI or other entity, the financial statements of which are not consolidated with those of SDI even if such subsidiary or other entity meets the requirements of Rule 3-09 of Regulation S-X in effect on the date of the execution of the Supplemental Indenture; and

(v)                               disclosure required to be provided in a Current Report on Form 8-K within four business days following (or in Item 5 of Part II of the Quarterly Report on Form 10-Q or Item 9B of Part II of the Annual Report on Form 10-K if the required Current Report on Form 8-K was not filed in compliance with the SEC rules and regulations), among other matters, SDI’s entry into or termination of a material definitive agreement, the completion of acquisition or disposition of assets, the creation of a direct financial obligation, unregistered sales of equity securities, changes in the certifying accountant, non-reliance on previously issued financial statements as well as certain events related to the corporate governance and management matters.

In addition, SDI shall be under no obligation to (i) disclose its efforts to test its system of internal control over financial reporting and disclosure controls and procedures or any changes to or material weaknesses or significant deficiencies in such system of internal control over financial reporting and disclosure controls and procedures or (ii) comply with other requirements of Item 4 of Part I of a Quarterly Report on Form 10-Q or Item 9A of Part II of the Annual Report on Form 10-K.

SDI’s principal executive officer and principal financial officer will also be under no obligation to sign certifications required by the Sarbanes-Oxley Act and SEC rules and regulations promulgated under the Sarbanes-Oxley Act related to, among other matters, the absence of material misstatements or omissions in the periodic reports filed with the SEC and the fair presentation of SDI’s financial condition and results of operations in such reports.

Moreover, there can be no assurance that the liquidity, market value and price volatility of the Senior Notes will not be adversely affected by the consummation of the Consent Solicitation.

See “Proposed Amendments to the Indenture” for a detailed description of the Proposed Amendments.

PRINCIPAL TERMS OF THE CONSENT SOLICITATION

This section summarizes the terms of the Consent Solicitation.  While SDI believes that this description covers the material terms of the Consent Solicitation, this summary may not contain all the information that is important to the Holder of the Senior Notes.  You should read carefully the entire Statement and other documents SDI refers to or incorporates by references into the Statement for a more complete understanding of the Consent Solicitation.

General

SDI is seeking Consents to all of the Proposed Amendments for the Indenture as a single proposal.  Accordingly, any Consent purporting to consent to only some of the Proposed Amendments will be deemed to be approval by a Holder as to all of the Proposed Amendments.  On or promptly following the Expiration Date and upon receipt of the Requisite Consents, SDI intends to execute the Supplemental Indenture containing the Proposed Amendments.

Holders who deliver their properly completed, executed and dated Consents to the Depositary on or prior to the Expiration Date shall be deemed to have validly consented to the Proposed Amendments.  Holders who do not deliver their Consents on or prior to the Expiration Date, shall be bound by the Proposed Amendments upon the execution of the Supplemental Indenture by SDI and the Trustee.  The adoption of the Proposed Amendments may have adverse consequences for Holders who elect not to deliver their Consents.  See “Certain Significant Considerations.”  If the Consent Solicitation is terminated or withdrawn, the Indenture will remain in effect in its present form.

Requisite Consents

Under Section 10.02 of the Indenture, approval of the Proposed Amendments requires the written consent of the Holders of at least a majority in the principal amount of the outstanding Senior Notes.  If the Requisite Consents are received, the terms of the Indenture would permit and direct the Trustee to consent to the Proposed Amendments and to execute the Supplemental Indenture.

Record Date

SDI has established the close of business on April 21, 2005 as the Record Date.  All Holders of the Senior Notes as of the Record Date, as reflected in the records of the Trustee, are eligible to participate in the Consent Solicitation.  As of the Record Date, there were 7 Holders of the Senior Notes and $73,594,000 in aggregate principal amount of the Senior Notes was outstanding.

Expiration; Extension; Amendment; Termination

The Consent Solicitation expires at 5:00 p.m., New York City time, on May 27, 2005.  If the Requisite Consents are obtained before that time, the Consent Solicitation will expire following receipt of the Requisite Consents.  SDI expressly reserves the right to extend the Expiration Date at any time for such period(s) as it may determine, in its sole discretion, from time to time by giving written notice to the Depositary no later than 9:00 a.m., New York City time, on the next business day after the previously announced Expiration Date.

SDI expressly reserves the right, at any time on or prior to the Expiration Date, to:  (i) amend any of the terms of the Consent Solicitation in any manner it deems necessary or advisable in its sole discretion; or (ii) terminate the Consent Solicitation.

The Consent Solicitation may also be terminated after the Expiration Date and prior to the effectiveness of the Proposed Amendments in SDI’s sole discretion, whether or not the Requisite Consents have been received.

If the Consent Solicitation, or any of the Consent Documents, is amended prior to the Expiration Date in a manner determined by SDI, in its sole discretion, to constitute a material change to the terms of the Consent Solicitation, SDI shall promptly disseminate additional Consent Solicitation materials and, if necessary, extend the Expiration Date for a period deemed by SDI to be adequate to permit Holders to consider such amendments.

Any such extension, amendment or termination of the Consent Solicitation will be followed as promptly as practicable by a press release or written notice to the Holders.

Effective Date of the Proposed Amendments

Provided the Requisite Consents are received, the Proposed Amendments will become effective upon the execution of the Supplemental Indenture by SDI and the Trustee.  If the Supplemental Indenture is executed, Holders of the Senior Notes will be bound thereby, regardless of whether or not they consented to the Proposed Amendments.  SDI intends to execute the Supplemental Indenture on or promptly following the Expiration Date.

PROCEDURES FOR DELIVERING CONSENTS

General

Each Holder who delivers a Consent to the Proposed Amendments in accordance with the procedures set forth in the Consent Documents is deemed to have validly consented to the Proposed Amendments.

To effectively consent to the Proposed Amendments, a properly completed Consent (or a facsimile thereof) duly executed by the Holder must be received by the Depositary at its address set forth on the back cover of this Statement on or prior to the Expiration Date.  Consents should be sent only to the Depositary and should not be sent to SDI.

If the Senior Notes are held of record by a broker, dealer, commercial bank, trust company or other nominee and the beneficial owner of the Senior Notes wishes to consent to the Proposed Amendments, the beneficial owner must promptly contact and instruct such registered Holder to deliver a Consent to the Depositary on the beneficial owner’s behalf.  Any beneficial owner of the Senior Notes held of record by a DTC participant may direct the DTC participant through which such beneficial owner’s Senior Notes are held to execute a Consent on such beneficial owner’s behalf and deliver the executed Consent to the Depositary.

Consents by the Holder(s) of the Senior Notes should be executed in exactly the same manner as the name(s) of such Registered Holder(s) appear(s) on the Senior Notes.  If the Senior Notes to which a Consent relates are held of record by two or more joint holders, all such holders should sign the Consent.  If a Consent is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the Consent appropriate evidence of authority to execute the Consent.  The Consent will be deemed to relate to the entire aggregate principal amount of the Senior Notes registered in the name of such Holder.  If a Consent is executed by a person other than the Holder of record, then it must be accompanied by a proxy duly executed by the Holder.

The method of delivery of the Consent and any other required documents to the Depositary is at the election and risk of the Holder and, except as otherwise provided in the Consent, delivery will be deemed made only when the Consent or any other required document is actually received by the Depositary.  If the delivery is by mail, it is suggested that the Holder use registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Depositary prior to such date.

In no event should a Holder deliver the Senior Notes together with the Consent.  Giving a Consent will not affect the Holder’s right to sell or transfer the Senior Notes.

Determination of Validity

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any delivered Consent pursuant to any of the procedures described above shall be determined by SDI, in its sole discretion (which determination shall be final and binding).  SDI reserves the absolute right to reject any or all deliveries of any Consent determined by it not to be in proper form or the acceptance of which would, in SDI’s opinion, be unlawful.  SDI also reserves the absolute right, in its sole discretion, to waive any defect or irregularity as to any delivery of any Consent of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders.  SDI’s interpretation of the terms and conditions of the Consent Solicitation, including the instructions to the Consent, shall be final and binding.  Any defect or irregularity in connection with deliveries of Consents must be cured within such time as

SDI determines, unless waived by SDI.  Deliveries of Consents shall not be deemed to have been made until all defects and irregularities have been waived by SDI or cured.  None of SDI, the Trustee, or any other person shall be under any duty to give notification of any defects or irregularities in deliveries of Consents or shall incur any liability for failure to give any such notification.

REVOCATION OF CONSENTS

A Consent may be revoked by a Holder of the Senior Notes if the Depositary receives the written Notice of Revocation of Consent (or a facsimile thereof) on or prior to the Expiration Date.  A Holder desiring to revoke its Consent must deliver to the Depositary the Notice of Revocation of Consent in the form provided by SDI herewith.  The Notice of Revocation of Consent must be signed by the Holder in the same manner as the Consent to which the Notice of Revocation of Consent relates.  Notices of Revocation of Consent must be sent to the Depositary at the address set forth on the back cover of this Statement in accordance with the procedures set forth in the Consent Documents.

If the Consent Solicitation, or any of the Consent Documents, is amended prior to the Expiration Date in a manner determined by SDI, in its sole discretion, to constitute a material change to the terms of the Consent Solicitation, SDI shall promptly disseminate additional Consent Solicitation materials and, if necessary, extend the Expiration Date for a period deemed by SDI to be adequate to permit Holders to consider such amendments and revoke their Consents.  See “Principal Terms of the Consent Solicitation.”

SDI reserves the right to contest the validity of any Notice of Revocation of Consent and all questions as to validity, including the time of receipt of any Notice of Revocation of Consent, will be determined by SDI in its sole discretion, which determination shall be final and binding on all parties.  None of SDI, the Trustee, or any other person shall be under any duty to give notification of any defects or irregularities with respect to any Notice of Revocation of Consent or shall incur any liability for failure to give any such notification.

A revocation of a Consent may be rescinded only by the execution and delivery of a new Consent on or prior to the Expiration Date.  A Holder who delivered a Notice of Revocation of Consent may thereafter deliver a new Consent by following the procedures described in the Consent Documents at any time on or prior to the Expiration Date.  See “Procedures for Delivering Consents.”

There are no appraisal or other similar statutory rights available to Holders in connection with the Consent Solicitation.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain of the United States federal income tax consequences of the Proposed Amendments that may be relevant to Holders of the Senior Notes.  This summary does not describe all of the tax consequences that may be relevant to a Holder in light of its particular circumstances.  For example, it does not deal with special classes of

Holders, such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, partnerships or other pass-through entities for United States federal income tax purposes, dealers and traders in securities or currencies, or tax-exempt investors.  It also does not discuss securities held as part of a hedge, straddle, “synthetic security” or other integrated transaction.  This summary also does not address the tax consequences to:  (i) Holders that have a functional currency other than the U.S. dollar, or (ii) certain former citizens or residents of the United States.  Further, it does not include any description of any United States federal estate, gift or alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the securities.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and all of which are subject to change and/or differing interpretations, possibly on a retroactive basis.  SDI has not requested, and will not request, a ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in this summary.  There can be no assurance that the IRS will not disagree with or challenge any of the conclusions set forth herein.

Holders should consult with their own tax advisors regarding the federal, state, local and foreign income, franchise, personal property and any other tax consequences of the Proposed Amendments discussed in this Consent Solicitation.

Under general principles of federal income tax law, the modification of a debt instrument creates a deemed exchange of the original debt instrument for the modified debt instrument upon which gain or loss is realized (a “Deemed Exchange”) if the modified debt instrument differs materially either in kind or in extent from the original debt instrument.  In general, a modification of a debt instrument is a “significant modification,” and therefore results in a Deemed Exchange, if, based on all the facts and circumstances and taking into account certain modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.”  A modification of a debt instrument that is not a significant modification does not create a Deemed Exchange.

SDI intends to treat the Proposed Amendments as not constituting a significant modification to the terms of the Senior Notes for U.S. federal income tax purposes.  If the Proposed Amendments do not constitute a significant modification to the terms of the Senior Notes for U.S. federal income tax purposes, a Holder would not recognize any gain or loss, for U.S. federal income tax purposes, upon the effectiveness of the Proposed Amendments, and would have the same adjusted tax basis and holding period in the Senior Notes after the adoption of the Proposed Amendments that such Holder had in the Senior Notes immediately before such adoption.

DEPOSITARY AND INFORMATION AGENT

The Trustee has been appointed as Depositary for the Consent Solicitation.  All Consents and correspondence sent to the Depositary should be directed to the address set forth on the back cover of this Statement.  SDI has agreed to indemnify the Depositary for certain liabilities, including liabilities under the federal securities laws.  The Trustee has agreed to facilitate this Consent Solicitation as Depositary; however, the Trustee is not passing upon the merits of this Consent Solicitation.

SDI will act as Information Agent with respect to the Consent Solicitation.  Requests for additional copies of and questions relating to the Consent Documents may be directed to the Information Agent at the address and telephone number set forth on the back cover of this Statement.

In connection with the Consent Solicitation, directors, officers and regular employees of SDI (who will not be specifically compensated for such services) may solicit Consents by use of the mails, personally or by telephone, facsimile or other means.

FEES AND EXPENSES

In addition to its customary fees, SDI will pay the Trustee, as Depositary, reasonable and customary fees for its services and will reimburse it for its out-of-pocket expenses in connection with the Trustee’s services as Depositary.

SDI will also pay brokerage firms and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Statement and related documents to the beneficial owners of the Senior Notes and in handling or forwarding deliveries of Consents on behalf of the beneficial owners of the Senior Notes.

No commission or other remuneration will be paid or given, directly or indirectly, in connection with this Consent Solicitation.

MISCELLANEOUS

SDI is not aware of any jurisdiction where the making of the Consent Solicitation is not in compliance with the laws of such jurisdiction.  If SDI becomes aware of any jurisdiction where the making of the Consent Solicitation would not be in compliance with such laws, SDI will make a good faith effort to comply with any such laws or may seek to have such laws declared inapplicable to the Consent Solicitation.  If, after such good faith effort, SDI cannot comply with any such applicable laws, the Consent Solicitation will not be made to (nor will Consents be accepted from or on behalf of) the Holders of the Senior Notes residing or having a principal place of business in each such jurisdiction.

From time to time, SDI or its affiliates may engage in additional Consent Solicitations.  Any future Consent Solicitations may be on the same terms or on terms that are more or less favorable to Holders of the Senior Notes than the terms of this Consent Solicitation, as SDI may determine in its sole discretion.

APPENDIX A

SUPPLEMENTAL INDENTURE

SPECIAL DEVICES, INCORPORATED,

as Issuer

and

THE BANK OF NEW YORK,

as Successor Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of            , 2005

to

INDENTURE

Dated as of December 15, 1998

between

SPECIAL DEVICES, INCORPORATED, as Issuer

and

THE BANK OF NEW YORK, as Successor Trustee

up to $150,000,000

11 3/8% Senior Subordinated Notes due 2008, Series A

11 3/8% Senior Subordinated Notes due 2008, Series B

THIRD SUPPLEMENTAL INDENTURE, dated as of            , 2005, between Special Devices, Incorporated, a Delaware corporation (the “Company”), and The Bank of New York, a New York banking corporation, as successor trustee (the “Trustee”).

WHEREAS, SDI Acquisition Corp., a Delaware corporation (“SDI Acquisition”), has heretofore executed and delivered to the Trustee an Indenture dated as of December 15, 1998 (as amended, the “Indenture”), providing for the issuance of its 11 3/8% Senior Subordinated Notes due 2008, Series A in the principal amount of $100,000,000 (the “Initial Securities”) and its 11 3/8% Senior Subordinated Notes due 2008, Series B (the “Exchange Securities” and, together with the Initial Securities, the “Securities”); and

WHEREAS, SDI Acquisition merged with and into the Company and, in connection with the First Supplemental Indenture, the Company assumed by operation of law all of SDI Acquisition’s debts, liabilities, duties and obligations, including SDI Acquisition’s obligations in respect of the Securities and under the Indenture; and

WHEREAS, The Bank of New York acquired the corporate trust assets of United States Trust Company of New York as of April 18, 2001, in accordance with which The Bank of New York became the successor trustee under the Indenture; and

WHEREAS, pursuant to that certain Consent Solicitation Statement dated April 26, 2005 (the “Statement”), the Company solicited the consent of the Holders of the Securities to certain amendments to the Indenture; and

WHEREAS, in accordance with Section 10.02 of the Indenture, the Company has obtained the written consent of the Holders of a majority in principal amount of the Securities outstanding as of April 21, 2005 to the amendments of the Indenture set forth in the Statement; and

WHEREAS, all conditions and requirements necessary to make this Third Supplemental Indenture a valid, binding and legal instrument, in accordance with its terms upon the Company and the Trustee, have been performed and fulfilled by the applicable parties hereto and the execution and delivery thereof have been in all respects duly authorized by the applicable parties hereto.

NOW, THEREFORE, in consideration of the above premises, and for the purpose of memorializing the amendments to the Indenture consented to by the Holders of the Securities, each party agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Securities, as follows:

ARTICLE ONE

AMENDMENT OF INDENTURE

SECTION 1.01.                 Amendment and Restatement of Section 4.12.

Section 4.12 of the Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.12                    Reports to Holders.

The Company shall supply to the Trustee and each Holder of Securities, or supply to the Trustee for forwarding to each such Holder, without cost to such Holder, (a) on a quarterly basis, no later than 45 days after the end of each of the first three fiscal quarters of each of the Company’s fiscal years during which the Securities remain outstanding, the information required by the following items of Form 10-Q as in effect on the effective date of this Third Supplemental Indenture (which incorporates by reference Regulations S-K and S-X of the Rules and Regulations of the Securities and Exchange Commission) in the form of: (1) a quarterly report which includes: (i) Item 2 of Part I of Form 10-Q; and (ii) Items 1, 2, 3 and 4 of Part II of Form 10-Q; and (2) unaudited quarterly financial statements which comply with the requirements of Item 1 of Part I of Form 10-Q; and (b) no later than 90 days after the end of each of the Company’s fiscal years during which the Securities remain outstanding, the information required by the following items of Form 10-K as in effect on the effective date of this Third Supplemental Indenture (which incorporates by reference Regulations S-K and S-X of the Rules and Regulations of the Securities and Exchange Commission) in the form of: (1) an annual report which includes: (i) Part I of Form 10-K, (ii) Items 6, 7, 7A and 9 of Part II of Form 10-K, and (iii) Part III of Form 10-K; and (2) audited financial statements which comply with the requirements of Item 8 of Part II of Form 10-K as well as unaudited annual financial statements of any unconsolidated subsidiaries or other entities if such separate financial statements would be required under Rule 3-09 of Regulation S-X as in effect on the effective date of this Third Supplemental Indenture, provided that, nothing contained herein shall require the Company to provide audited financial statements of such unconsolidated subsidiaries or other entities.  Notwithstanding any language to the contrary, nothing in this Section 4.12 shall require the Company or its auditors to comply with Item 4 of Part I of Form 10-Q or Item 9A of Part II of Form 10-K as in effect on the effective date of this Third Supplemental

Indenture or to review the quarterly or annual reports described above unless such requirements are imposed under generally accepted accounting principles or other accounting pronouncements or are necessary in order for the auditors to provide an opinion on the Company’s financial statements.  In addition, the Company shall make available copies of such financial statements and reports to one or more market makers in fixed income securities.  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 1.02.                 Amendment and Restatement of Section 13.02.

Section 13.02 of the Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 13.02.           Notices.

Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

if to the Company and the Guarantors:

Special Devices, Incorporated

14370 White Sage Road

Moorpark, California  93021

Attention:  Chief Executive Officer

Facsimile:	(805) 553-1208
Telephone:	(805) 553-1200

with copies to:

J.F. Lehman & Company, Inc.

450 Park Avenue, 6th Floor

New York, New York  10022

Attention:                                         Louis N. Mintz

Facsimile:	(212) 634-1162
Telephone:	(212) 634-1174

and

Blank Rome LLP

The Watergate

600 New Hampshire Avenue, NW

Washington, DC  20037

Attention:  Barbara D. Linney, Esq.

Facsimile:	(202) 572-8378
Telephone:	(202) 772-5935

if to the Trustee:

The Bank of New York

101 Barclay Street

8th Floor West

New York, New York  10286

Attention:  Corporate Trust Administration

Facsimile:	(212) 815-5707
Telephone:	(212) 815-3067

Each party by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed, first-class, postage prepaid, to a Holder, including any notice delivered in connection with TIA § 310(b), TIA § 313(c), TIA § 314(a) and TIA § 315(b), shall be mailed to such Holder at the address as set forth on the list maintained pursuant to Section 2.05 and shall be sufficiently given to him if so mailed within the time prescribed.  To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA § 313(c).

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

ARTICLE TWO

MISCELLANEOUS PROVISIONS

SECTION 2.01                    Terms Defined.

For all purposes of this Third Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized forms in this Third Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

SECTION 2.02                    Indenture.

Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

SECTION 2.03                    Governing Law.

THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

SECTION 2.04                    Successors.

All agreements of the Company in this Third Supplemental Indenture and the Securities shall bind their respective successors.  All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors.

SECTION 2.05                    Duplicate Originals.

The parties may sign any number of copies of this Third Supplemental Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 2.06                    Trustee Disclaimer.

The Trustee accepts the amendment of the Indenture effected by this Third Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended and, without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of the terms of this Third Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by corporate action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

[Signature Page Follows]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first written above.

SPECIAL DEVICES, INCORPORATED,
as Issuer

By:
	Name:	Thomas W. Cresante
	Title:	President and Chief Executive Officer

THE BANK OF NEW YORK,
as Successor Trustee

By:
	Name:	Jeremy Finkelstein
	Title:	Assistant Vice President

CONSENT SOLICITATION STATEMENT

SPECIAL DEVICES, INCORPORATED

Questions and requests for assistance or additional copies of the Consent Documents may be directed to SDI, as Information Agent, at the following address:

Special Devices, Incorporated
14370 White Sage Road
Moorpark, California  93021
Attention:  James E. Reeder
Telephone: (805) 553-1200
Facsimile:  (805) 553-1208

Holders should retain their Senior Notes and not deliver any such Senior Notes to the Depositary or the Information Agent.  Duly executed Consents should be sent to the Depositary at the address provided below in accordance with the instructions set forth in the Consent Documents.

By Mail, Hand Delivery or Courier:	By Facsimile:

The Bank of New York	(212) 298-1915
Corporate Trust Operations	Attn: Ms. Giselle Guadalupe
Reorganization Unit
101 Barclay Street - Floor 7 East
New York, New York 10286
Attn: Ms. Giselle Guadalupe